                                                                   EXHIBIT 4(a)


===============================================================================
-------------------------------------------------------------------------------



                              UTILICORP UNITED INC.




                                       and


                           BANK ONE TRUST COMPANY, NA
       (as successor in interest to The First National Bank of Chicago)
                                   as Trustee



                              ---------------------



                           7.95% Senior Notes due 2011


                              ---------------------



                        FIFTEENTH SUPPLEMENTAL INDENTURE

                          Dated as of February 2, 2001


                              ---------------------



--------------------------------------------------------------------------------
================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE ONE DEFINITIONS...........................................................................................2

ARTICLE TWO TERMS AND ISSUANCE OF THE SENIOR NOTES................................................................3
         Section 201.  Issue of Senior Notes......................................................................3
         Section 202.  Form of Senior Notes; Incorporation of Terms...............................................3
         Section 203.  Place of Payment...........................................................................3
         Section 204.  Limitation on Issuance of Mortgage Bonds...................................................3

ARTICLE THREE MISCELLANEOUS.......................................................................................4
         Section 301.  Execution of Supplemental Indenture........................................................4
         Section 302.  Conflict With Trust Indenture Act..........................................................4
         Section 303.  Effect of Headings.........................................................................4
         Section 304.  Successors and Assigns.....................................................................4
         Section 305.  Separability Clause........................................................................4
         Section 306.  Benefits of Fifteenth Supplemental Indenture...............................................5
         Section 307.  Governing Law..............................................................................5
         Section 308.  Execution and Counterparts.................................................................5

EXHIBIT A-1.....................................................................................................A-1

          FIFTEENTH SUPPLEMENTAL INDENTURE, dated as of February 2, 2001 (herein called the "Fifteenth Supplemental Indenture"), between UTILICORP UNITED INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), party of the first part, and BANK ONE TRUST COMPANY, NA (as successor in interest to The First National Bank of Chicago), a national banking association duly organized and existing under the laws of the United States, as Trustee under the Original Indenture referred to below (hereinafter called the "Trustee"), party of the second part.

                                   WITNESSETH:

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 1, 1990 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of certain of its unsecured senior notes (hereinafter called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture; and

          WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture; and

          WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $250,000,000 to be designated the "7.95% Senior Notes due 2011" (the "Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this Fifteenth Supplemental Indenture has been duly taken; and

          WHEREAS, all acts and things necessary to make the Senior Notes when executed by the Company and completed, authenticated and delivered by the Trustee as in the Original Indenture and this Fifteenth Supplemental Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed; and

          WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, add to the covenants of the Company for the benefit of the Holders of all or any series of Securities; and

          WHEREAS, the Company desires to limit the issuance of Mortgage Bonds under its General Mortgage (as hereinafter defined) as set forth in Section 204 of this Fifteenth Supplemental Indenture for the benefit of the Holders of the Senior Notes;

          NOW, THEREFORE, THIS FIFTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

          That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

          The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of Senior Note attached hereto as Exhibit A.

                                   ARTICLE TWO

                     TERMS AND ISSUANCE OF THE SENIOR NOTES

          Section 201. ISSUE OF SENIOR NOTES. A series of Securities which shall be designated the "7.95% Senior Notes due 2011" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Fifteenth Supplemental Indenture (including the form of Senior Note set forth as Exhibit A hereto). The aggregate principal amount of Senior Notes of the series created hereby which may be authenticated and delivered under the Original Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $250,000,000.

          Section 202. FORM OF SENIOR NOTES; INCORPORATION OF TERMS. The form of the Senior Notes shall be substantially in the form of EXHIBIT A attached hereto. The terms of such Senior Notes are herein incorporated by reference and are part of this Fifteenth Supplemental Indenture.

          Section 203. PLACE OF PAYMENT. The Place of Payment will be initially the corporate trust offices of the Trustee which, at the date hereof, are located at Bank One Trust Company, NA, One Bank One Plaza, Suite 0126, Chicago, Illinois 60670-0126.

          Section 204. LIMITATION ON ISSUANCE OF MORTGAGE BONDS. The Company will not (a) issue any Mortgage Bonds under its General Mortgage Indenture and Deed of Trust, dated September 15, 1988, between the Company and Commerce Bank of Kansas City, N.A., as Trustee (the "General Mortgage"), or (b) issue any debenture or other obligation or instrument under St. Joseph Power & Light Company's Indenture of Mortgage and Deed of Trust, dated as of April 1, 1946, as amended and supplemented; PROVIDED, HOWEVER, that any such issuance of any debenture or other obligation or instrument under any indenture referenced in
(a) or (b) shall
be permitted where the Company directly secures the Senior Notes issued pursuant to this Fifteenth Supplemental Indenture equally and ratably with such debenture or other obligation or instrument issued under such indenture.

                                  ARTICLE THREE

                                  MISCELLANEOUS

          Section 301. EXECUTION OF SUPPLEMENTAL INDENTURE. This Fifteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Fifteenth Supplemental Indenture forms a part thereof.

          Section 302. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fifteenth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          Section 303. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          Section 304. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Fifteenth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 305. SEPARABILITY CLAUSE. In case any provision in this Fifteenth Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 306. BENEFITS OF FIFTEENTH SUPPLEMENTAL INDENTURE. Nothing in this Fifteenth Supplemental Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this Fifteenth Supplemental Indenture.

          Section 307. GOVERNING LAW. This Fifteenth Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

          Section 308. EXECUTION AND COUNTERPARTS. This Fifteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          UTILICORP UNITED INC.


[Seal]                                    By:
                                              ----------------------------------
                                              Name: Dale J. Wolf
                                              Title: Vice President, Finance,
                                                     Treasurer and Secretary


Attest:


-----------------------------------
Name:    Douglas P. Evanson
Title:   Assistant Treasurer



                                          BANK ONE TRUST COMPANY, NA
                                           as Trustee


[Seal]                                    By:
                                              ----------------------------------
                                              Name:
                                              Title:


Attest:


-----------------------------------
Name:
Title:

STATE OF MISSOURI      )
                       )  ss.:
COUNTY OF JACKSON      )


          On the ___ day of February, 2001, before me personally came Dale J. Wolf , to me known, who, being by me duly sworn, did depose and say that he/she is Vice President, Finance, Treasurer and Secretary of UtiliCorp United Inc., the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.



                                                  --------------------------
                                                  Notary Public,
                                                  State of Missouri


STATE OF ______________)
                       )  ss.:
COUNTY OF _____________)


          On the ___ day of February, 2001, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he/she is ___________________ of Bank One Trust Company, NA, the national banking association described in and which executed the foregoing instrument; that he/she knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that he/she signed his/her name thereto by like authority.



                                                  ----------------------------
                                                  Notary Public,
                                                  State of _________

                 EXHIBIT A TO FIFTEENTH SUPPLEMENTAL INDENTURE

                          [FORM OF FACE OF SENIOR NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                                            REGISTERED


                              UTILICORP UNITED INC.

                           7.95% SENIOR NOTES DUE 2011

Number __________                                                $______________
CUSIP ___________

                  UTILICORP UNITED INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or its registered assigns, the principal sum of __________________ DOLLARS ($___________) on February 1, 2011, and to pay interest thereon from February 2, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 in each year, commencing August 1, 2001, at the rates as determined on the reverse hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rates as determined on the reverse hereof on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company may pay principal by check payable in such money or by wire transfer to a dollar account maintained by the holder (if the holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000). The Company may pay interest by mailing a dollar check to a holder's registered address or, upon application by the holder hereof to the Security Registrar, not later than the applicable record date, by wire transfer to a dollar account maintained by the holder (if the holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000).

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                     UTILICORP UNITED INC.


Dated:  February 2, 2001             By:
                                        --------------------------------------
                                        Name:    Dale J. Wolf
                                        Title:   Treasurer and Secretary



                                     Attest:


                                     -----------------------------------------
[Seal]                               Name:    Douglas P. Evanson
                                     Title:   Assistant Treasurer


TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

This is one of the Senior
Notes of the series designated
herein referred to in the
within-mentioned Indenture

BANK ONE TRUST COMPANY, NA
   as Trustee


By:
   ---------------------------
   Name:
   Title:

                        [FORM OF REVERSE OF SENIOR NOTE]

                              UTILICORP UNITED INC.

                           7.95% SENIOR NOTE DUE 2011

                  This Senior Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1990, as amended and supplemented by the Fifteenth Supplemental Indenture dated as of February 2, 2001 (as amended and supplemented, the "Indenture"), between the Company and Bank One Trust Company, NA (as successor in interest to The First National Bank of Chicago), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

                  1. INTEREST RATE. This Security will bear interest for each Interest Period (as defined below) at a rate per annum determined by Bank One Trust Company, NA, or its successor appointed by the Company acting as Calculation Agent (the "Calculation Agent"). The Interest Rate shall be calculated by determining any Total Adjustment Amount(s) (as defined below) applicable during the relevant Interest Period, and the days for which such Total Adjustment Amount(s) will apply in the calculation of the Interest Rate. Such Interest Rate shall be equal to 7.95% PLUS any applicable Total Adjustment Amount; PROVIDED that such sum shall be calculated at a rate per annum equal to the weighted average of the interest rate in effect on each day of the relevant Interest Period. Such weighted average shall be calculated by multiplying each such rate by the number of days such rate is in effect during such Interest Period, determining the sum of such products and dividing such sum by the number of days in such Interest Period.

                  The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an "Interest Period," PROVIDED, HOWEVER, that the first Interest Period shall begin on the date of the issuance of this Security and extend through July 31, 2001, the day preceding the first Interest Payment Date.

                  Interest payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

                  In the event Moody's Investors Service, Inc. ("Moody's), on the one hand, or Standard & Poor's Rating Service ("S&P") or Fitch IBCA ("Fitch"), on the other hand, have assigned to the Company's long-term unsecured debt a rating (a "Rating") listed under their respective names in the table immediately below as of any date within an Interest Period, the Calculation Agent shall use the Adjustment Amount opposite such Rating (an "Adjustment Amount") to determine the Total Adjustment Amount. The "Total Adjustment Amount" shall be the sum of (i) the applicable Moody's Adjustment Amount (as defined in the table below), if any, PLUS (ii) the higher of (A) the applicable S&P Adjustment Amount (as defined in the table below), if any, and (B) the applicable Fitch Adjustment Amount (as defined in the table below), if any. Adjustment Amounts, if any, shall be determined by the Calculation Agent based on the table immediately below and the respective Ratings of Moody's, S&P and Fitch.

                            Interest Rate Adjustments
                            -------------------------

                MOODY'S RATING             "MOODY ADJUSTMENT AMOUNT"
                Ba1                                 0.500%
                Ba2                                 0.750%
                Ba3 or lower                        1.000%


                S&P RATING                  "S&P ADJUSTMENT AMOUNT"
                BB+                                 0.500%
                BB                                  0.750%
                BB- or lower                        1.000%

                FITCH RATING               "FITCH ADJUSTMENT AMOUNT"
                BB+                                 0.500%
                BB                                  0.750%
                BB- or lower                        1.000%


                  During each Interest Period, promptly upon a determination that the Interest Rate will be equal to other than 7.95% per annum for a given Interest Period, the Calculation Agent shall notify the Trustee of the applicable interest rate adjustments, the days to which each applicable interest rate applies within the Interest Period, and the Interest Rate expected for the period if there is no further change to the Company's Rating during such Interest Period. Upon the request of a Holder of a Security, the Calculation Agent shall provide to such Holder information to date for the then-current Interest Period regarding the calculation of the Interest Rate for such Interest Period.

                  2. SINKING FUND. This Security is not subject to any sinking fund.

                  3. REDEMPTION. This Security may be redeemed at the option of the Company at any time and from time to time, in whole or in part (if in part, on a pro rata basis), in cash at a redemption price equal to the greater of (a) 100% of the principal amount to be redeemed or (b) the sum of the present values of the remaining scheduled payments of unpaid principal and interest on the Security being redeemed (or such part of such Security to be redeemed), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 30 basis points, plus in each case accrued and unpaid interest to the redemption date.

                  The following terms apply:

                  "Treasury Yield" means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Security.

                  "Independent Investment Banker" means Credit Suisse First Boston Corporation or Salomon Smith Barney Inc. or its successor or, if Credit Suisse First Boston Corporation or Salomon Smith Barney Inc. or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, for any redemption date,
                  (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (B) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the Quotations.

                  "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

                  "Reference Treasury Dealer" means (1) each of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. and any other primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with Credit Suisse First Boston Corporation or Salomon Smith Barney Inc. and their respective successors; provided, however, that if Credit Suisse First Boston Corporation or Salomon Smith Barney Inc. or any of their designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company.

                  4. DEFEASANCE. The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

                  5. EVENTS OF DEFAULT. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  6. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  7. OBLIGATION OF COMPANY. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  8. EXCHANGE OF SECURITY. This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities

Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable or
(z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

                  9. TRANSFERS OF SECURITY. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  10. DENOMINATIONS OF SECURITY. The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  11. NO SERVICE CHARGE. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  12. PERSONS DEEMED OWNERS. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  13. GOVERNING LAW. This Security shall be governed by and construed in accordance with the laws of the State of New York.

                  14. TERMS. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.